                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C, 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

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                              Delaware Pooled Trust
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[DELAWARE INVESTMENTS LOGO]
                                                               William L. Conrad
                                                           Senior Vice President
                                                       Taft-Hartley Client Group

                                                              2005 Market Street
                                                    Philadelphia, PA  19103-7094
                                                              Phone 215 255-1086
                                                                Fax 215 255-2954
                                                           wconrad@delinvest.com

February 27, 2008

Dear Consultant:

Your clients who are invested in The Labor Select International Equity Portfolio of  Delaware  Pooled  Trust will be  receiving  a proxy  statement  regarding  a
proposal   to   adopt  a  new   investment   restriction   concerning   industry
concentration.   The  proposal  is  designed  to  increase   flexibility   while
maintaining appropriate diversification and risk management.

The salient points of the solicitation are as follows:

1.   The Labor Select  International  Equity Portfolio has a fundamental  policy that limits the  Portfolio's  ability to concentrate  its  investments in a single  industry  or a group of  industries.  The  Portfolio's  fundamental policies can be found in its  Statement of  Additional  Information,  which currently provides that: "The Portfolio shall not make any investment which would  cause  more  than 25% of the  market  or other  fair  value...to  be invested  in the  securities  of  issuers  which  conduct  their  principal business in the same industry." Changes to fundamental  investment policies must be approved by a majority of a Portfolio's shareholders.

2.   The  proposed  amendment  to the  policy  would read  essentially  the same
     "except  the  Portfolio  may  invest  up to 30% of its  net  assets  in the securities of issuers that conduct their principal  business  activities in the  commercial  banking  industry".  As you can see,  the  change  relates specifically to the commercial  banking industry and does not extend to any other industries.

3.   As of  12/31/07,  the Fund's  benchmark,  MSCI  EAFE,  had a  weighting  of approximately  14% in the commercial  banking  industry based on the Global
     Industry Classification Standards.

4.   The Portfolio  will continue to be managed with a focus on risk  management and appropriate diversification.

I have enclosed a copy of the proxy statement for your records.

Please call me if you have any questions.  The  Portfolio's  proxy  solicitor is also available at  1-800-708-7957  for voting assistance and questions about the proposal.

Sincerely,

William L. Conrad

WLC:tmf